EXHIBIT 10.1

                                FIRST AMENDMENT
                                TO HASBRO, INC.
                            STOCK INCENTIVE PLAN AND
                        STOCK INCENTIVE PERFORMANCE PLAN


     WHEREAS, on February 18, 1992, the Board of Directors ("Board") of Hasbro, Inc. (the "Company"), at the recommendation of the Compensation and Stock Option Committee of the Board (the "Committee") adopted the Hasbro, Inc. 1992 Stock Incentive Plan (the "1992 Plan"), subject to shareholder approval, which was obtained on May 13, 1992; and

     WHEREAS, on February 8, 1995, the Committee adopted the Stock Incentive Performance Plan (the "1995 Plan"), subject to shareholder approval, which was obtained on May 10, 1995 (the "1992 Plan" and the "1995 Plan" being collectively referred to hereafter as the "Plans"); and

     WHEREAS, the Company desires to amend the Plans.

     NOW THEREFORE, each of the Plans is hereby amended by deleting subsections (3) and (4) of Section 16(b) thereof and substituting the following, effective May 11, 1999:

        "(3) Notwithstanding the foregoing subsections (1) and (2), to the extent that implementation of said subsections would preclude a Change of Control transaction intended to qualify for "pooling of interests" accounting treatment from so qualifying, the Committee shall have the discretion to take alternative action with respect to then outstanding awards (including, but not limited to, conversion of such awards to an award of the corporation resulting from such transaction or the settlement of such awards in shares of stock of Hasbro or such resulting corporation) as may be necessary so as not to preclude such transaction from so qualifying."

     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer, as of the 11th day of May 1999.

                                   HASBRO, INC.


                                   By:  /s/ Phillip H. Waldoks
                                      --------------------------
                                        Senior Vice President --
                                        Corporate Legal Affairs
                                        and Secretary